Section 906 Certification

 Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of Aberdeen Emerging Markets Telecommunications Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Emerging Markets Telecommunications Fund, Inc.	Aberdeen Emerging Markets Telecommunications Fund, Inc.
/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: June 29, 2010	Date: June 29, 2010